Exhibit 99.1 234 Kingsley Park Drive Fort Mill, South Carolina 29715 News Release

TICKER SYMBOL	Investor RELATIONS	MEDIA RELATIONS
(NYSE: UFS) (TSX: UFS)	Nicholas Estrela Director Investor Relations Tel.: 514-848-5049	David Struhs Vice-President Corporate Services and Sustainability Tel.: 803-802-8031

DOMTAR CORPORATION REPORTS PRELIMINARY FIRST QUARTER 2018 FINANCIAL RESULTS

Lower maintenance and strong price momentum drive improved results

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted).

•	First quarter 2018 net earnings of $0.86 per share; earnings before items[1] of $0.87 per share
•	Announced a $50 per ton price increase on the majority of communication grades to be implemented in May 2018
•	$90 million of cash flow from operating activities

Fort Mill, SC, May 1, 2018 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported net earnings of $54 million ($0.86 per share) for the first quarter of 2018 compared to a net loss of $386 million ($6.16 per share) for the fourth quarter of 2017 and net earnings of $20 million ($0.32 per share) for the first quarter of 2017. Sales for the first quarter of 2018 were $1.3 billion.

Excluding items listed below, the Company had earnings before items1 of $55 million ($0.87 per share) for the first quarter of 2018 compared to earnings before items1 of $40 million ($0.64 per share) for the fourth quarter of 2017 and earnings before items1 of $20 million ($0.32 per share) for the first quarter of 2017.

First quarter 2018 items:

➢	Litigation settlement of $2 million ($2 million after tax); and
➢	Gain on disposal of property, plant & equipment of $1 million ($1 million after tax).

Fourth quarter 2017 items:

➢	Non-cash goodwill impairment charge associated with Personal Care of $578 million ($573 million after tax);
➢	Closure and restructuring costs of $2 million ($1 million after tax);
➢	Net tax benefit of $140 million related to the U.S. Tax Cuts and Jobs Act of 2017 (U.S. Tax Reform); and
➢	Net gain on disposal of property, plant & equipment of $9 million ($8 million after tax).

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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First quarter 2017 items:

➢	None.

QUARTERLY REVIEW

“We continued to see strong price momentum for our products in the first quarter with higher price realizations in both of our pulp and paper businesses,” said John D. Williams, President and Chief Executive Officer. “Despite improved results, some of our operations were adversely affected by severe weather, notably in our pulp business, which impacted production and costs. Constrained availability of trucking options also contributed to higher than expected freight costs in the first quarter. Nevertheless, the short-term outlook for pulp and paper markets continues to be favorable.”

Commenting on Personal Care, Mr. Williams added, “Our results in Personal Care were in line with our expectations. While our margins were impacted by higher raw material prices and lower selling prices, we are taking actions to reduce costs in order to improve performance. We continue to mitigate headwinds, with a focus on continued cost savings and converting our sales pipeline into new wins.”

Operating income was $77 million in the first quarter of 2018 compared to an operating loss of $513 million in the fourth quarter of 2017. Depreciation and amortization totaled $79 million in the first quarter of 2018.

Operating income before items1 was $78 million in the first quarter of 2018 compared to an operating income before items1 of $58 million in the fourth quarter of 2017.

(In millions of dollars)	1Q 2018	4Q 2017

Sales	$1,345	$1,335
Operating income (loss)
Pulp and Paper segment	76	56
Personal Care segment	8	(564)
Corporate	(7)	(5)
Total operating income (loss)	77	(513)
Operating income before items[1]	78	58
Depreciation and amortization	79	82

The operating income in the first quarter of 2018 was primarily the result of higher average selling prices and lower maintenance costs, selling, general and administrative expenses and other costs, when compared to the operating loss in the fourth quarter of 2017, which included a goodwill impairment charge. These factors were partially offset by higher raw material and freight costs, lower volume in pulp, unfavorable exchange rates and lower productivity.

When compared to the fourth quarter of 2017, manufactured paper shipments were up 6% and pulp shipments decreased 19%. The shipments-to-production ratio for paper was 104% in the first quarter of

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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2018, compared to 100% in the fourth quarter of 2017. Paper inventories decreased by 28,000 tons, and pulp inventories increased by 17,000 metric tons when compared to the fourth quarter of 2017.

LIQUIDITY AND CAPITAL

Cash flow from operating activities amounted to $90 million, and capital expenditures were $25 million, resulting in free cash flow1 of $65 million for the first quarter of 2018. Domtar’s net debt-to-total capitalization ratio1 stood at 28% at March 31, 2018 compared to 29% at December 31, 2017.

OUTLOOK

For the remainder of the year, our paper shipments should benefit from the announced industry capacity closures, and we expect to benefit from recently announced pulp and paper price increases. The second quarter will be affected by seasonally higher maintenance activity in our Pulp and Paper business as we move into the annual shutdowns at some of our major facilities. Personal Care is expected to be negatively impacted by higher raw material costs and an unfavorable tender balance.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its first quarter 2018 financial results. Financial analysts are invited to participate in the call by dialing 1 (800) 499-4035 (toll free - North America) or 1 (416) 204-9269 (International) at least 10 minutes before start time, while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its second quarter 2018 earnings results on August 2, 2018 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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About Domtar

Domtar is a leading provider of a wide variety of fiber-based products including communication, specialty and packaging papers, market pulp and absorbent hygiene products. With approximately 10,000 employees serving more than 50 countries around the world, Domtar is driven by a commitment to turn sustainable wood fiber into useful products that people rely on every day. Domtar’s annual sales are approximately $5.1 billion, and its common stock is traded on the New York and Toronto Stock Exchanges. Domtar’s principal executive office is in Fort Mill, South Carolina. To learn more, visit www.domtar.com.

Forward-Looking Statements

Statements in this release about our plans, expectations and future performance, including the statements by Mr. Williams and those contained under “Outlook,” are “forward-looking statements.” Actual results may differ materially from those suggested by these statements for a number of reasons, including changes in customer demand and pricing, changes in manufacturing costs, future acquisitions and divestitures, including facility closings, and the other reasons identified under “Risk Factors” in our Form 10-K for 2017 as filed with the SEC and as updated by subsequently filed Form 10-Qs. Except to the extent required by law, we expressly disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances or otherwise.

- (30) -

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Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

{

	Three months ended	Three months ended
	March 31,	March 31,
	2018	2017
	(Unaudited)
	$	$

Selected Segment Information
Sales (1)
Pulp and Paper	1,100	1,073
Personal Care	262	247
Total for reportable segments	1,362	1,320
Intersegment sales	(17)	(18)
Consolidated sales	1,345	1,302
Depreciation and amortization
Pulp and Paper	61	64
Personal Care	18	16
Consolidated depreciation and amortization	79	80
Operating income (loss)(2)
Pulp and Paper	76	30
Personal Care	8	16
Corporate	(7)	(8)
Consolidated operating income	77	38
Interest expense, net	16	17
Non-service components of net periodic benefit cost	(4)	(4)
Earnings before income taxes	65	25
Income tax expense	11	5
Net earnings	54	20
Per common share (in dollars)
Net earnings
Basic	0.86	0.32
Diluted	0.86	0.32
Weighted average number of common shares outstanding (millions)
Basic	62.7	62.6
Diluted	62.9	62.8
Cash flows from operating activities	90	91
Additions to property, plant and equipment	25	34

(1)

As a result of adopting ASU 2014-09 “Revenue from Contracts with Customers,” the Company has revised its 2017 segment disclosures to conform to the new guideline. (Previously reported numbers for Sales were as follows: $1,073 million for Pulp and Paper, $249 million for Personal Care, and $(18) million for Intersegment sales.)

(2)

As a result of adopting ASU 2017-07 “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” the Company has revised its 2017 segment disclosures to conform to the new guideline. (Previously reported numbers for Operating income (loss) were as follows: $34 million for Pulp and Paper, $16 million for Personal Care, and $(8) million for Corporate.)

Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended	Three months ended
	March 31,	March 31,
	2018	2017
	(Unaudited)
	$	$

Sales	1,345	1,302
Operating expenses
Cost of sales, excluding depreciation and amortization	1,084	1,079
Depreciation and amortization	79	80
Selling, general and administrative	110	106
Other operating income, net	(5)	(1)
	1,268	1,264
Operating income	77	38
Interest expense, net	16	17
Non-service components of net periodic benefit cost	(4)	(4)
Earnings before income taxes	65	25
Income tax expense	11	5
Net earnings	54	20
Per common share (in dollars)
Net earnings
Basic	0.86	0.32
Diluted	0.86	0.32
Weighted average number of common shares outstanding (millions)
Basic	62.7	62.6
Diluted	62.9	62.8

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	March 31,	December 31,
	2018	2017
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	152	139
Receivables, less allowances of $6 and $7	704	704
Inventories	766	757
Prepaid expenses	27	33
Income and other taxes receivable	16	24
Total current assets	1,665	1,657
Property, plant and equipment, net	2,694	2,765
Intangible assets, net	637	633
Other assets	155	157
Total assets	5,151	5,212
Liabilities and shareholders' equity
Current liabilities
Trade and other payables	682	716
Income and other taxes payable	30	24
Long-term debt due within one year	1	1
Total current liabilities	713	741
Long-term debt	1,103	1,129
Deferred income taxes and other	486	491
Other liabilities and deferred credits	356	368
Shareholders' equity
Common stock	1	1
Additional paid-in capital	1,972	1,969
Retained earnings	876	849
Accumulated other comprehensive loss	(356)	(336)
Total shareholders' equity	2,493	2,483
Total liabilities and shareholders' equity	5,151	5,212

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	For the three months ended
	March 31, 2018	March 31, 2017
	(Unaudited)
	$	$
Operating activities
Net earnings	54	20
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	79	80
Deferred income taxes and tax uncertainties	(3)	(4)
Net gains on disposals of property, plant and equipment	(1)	—
Stock-based compensation expense	3	1
Other	(1)	—
Changes in assets and liabilities
Receivables	(2)	(47)
Inventories	(13)	39
Prepaid expenses	(2)	1
Trade and other payables	(37)	(19)
Income and other taxes	16	21
Other assets and other liabilities	(3)	(1)
Cash flows from operating activities	90	91
Investing activities
Additions to property, plant and equipment	(25)	(34)
Proceeds from disposals of property, plant and equipment	1	—
Other	(4)	—
Cash flows used for investing activities	(28)	(34)
Financing activities
Dividend payments	(26)	(26)
Net change in bank indebtedness	—	(11)
Change in revolving credit facility	—	(20)
Repayments of receivables securitization facility	(25)	(15)
Cash flows used for financing activities	(51)	(72)
Net increase (decrease) in cash and cash equivalents	11	(15)
Impact of foreign exchange on cash	2	1
Cash and cash equivalents at beginning of period	139	125
Cash and cash equivalents at end of period	152	111
Supplemental cash flow information
Net cash payments (refunds) for:
Interest	19	19
Income taxes	4	(8)

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization”. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			2018	2017
			Q1	Q1	Q2	Q3	Q4	Year
Reconciliation of "Earnings before items" to Net earnings (loss)
	Net earnings (loss)	($)	54	20	38	70	(386)	(258)
(+)	Impairment of goodwill	($)	—	—	—	—	573	573
(+)	Closure and restructuring costs	($)	—	—	—	—	1	1
(+)	Litigation settlement	($)	2	—	—	—	—	—
(-)	Net gains on disposals of property, plant and equipment	($)	(1)	—	—	(3)	(8)	(11)
(-)	Reversal of contingent consideration	($)	—	—	—	(2)	—	(2)
(-)	U.S. Tax Reform	($)	—	—	—	—	(140)	(140)
(=)	Earnings before items	($)	55	20	38	65	40	163
(/)	Weighted avg. number of common shares outstanding (diluted)	(millions)	62.9	62.8	62.7	62.9	62.7	62.7
(=)	Earnings before items per diluted share	($)	0.87	0.32	0.61	1.03	0.64	2.60

Reconciliation of "EBITDA" and "EBITDA before items" to Net earnings (loss)
	Net earnings (loss)	($)	54	20	38	70	(386)	(258)
(+)	Income tax expense (benefit)	($)	11	5	9	3	(142)	(125)
(+)	Interest expense, net	($)	16	17	17	16	16	66
(+)	Depreciation and amortization	($)	79	80	79	80	82	321
(+)	Impairment of goodwill	($)	—	—	—	—	578	578
(-)	Net gains on disposals of property, plant and equipment	($)	(1)	—	—	(4)	(9)	(13)
(=)	EBITDA	($)	159	122	143	165	139	569
(/)	Sales	($)	1,345	1,302	1,221	1,290	1,335	5,148
(=)	EBITDA margin	(%)	12%	9%	12%	13%	10%	11%
	EBITDA	($)	159	122	143	165	139	569
(+)	Closure and restructuring costs	($)	—	—	—	—	2	2
(+)	Litigation settlement	($)	2	—	—	—	—	—
(-)	Reversal of contingent consideration	($)	—	—	—	(2)	—	(2)
(=)	EBITDA before items	($)	161	122	143	163	141	569
(/)	Sales	($)	1,345	1,302	1,221	1,290	1,335	5,148
(=)	EBITDA margin before items	(%)	12%	9%	12%	13%	11%	11%

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

			2018	2017
			Q1	Q1	Q2	Q3	Q4	Year
Reconciliation of "Free cash flow" to Cash flows from operating activities
	Cash flows from operating activities	($)	90	91	121	112	125	449
(-)	Additions to property, plant and equipment	($)	(25)	(34)	(37)	(40)	(71)	(182)
(=)	Free cash flow	($)	65	57	84	72	54	267

"Net debt-to-total capitalization" computation
	Bank indebtedness	($)	—	2	—	—	—
(+)	Long-term debt due within one year	($)	1	64	1	1	1
(+)	Long-term debt	($)	1,103	1,188	1,203	1,164	1,129
(=)	Debt	($)	1,104	1,254	1,204	1,165	1,130
(-)	Cash and cash equivalents	($)	(152)	(111)	(124)	(143)	(139)
(=)	Net debt	($)	952	1,143	1,080	1,022	991
(+)	Shareholders' equity	($)	2,493	2,685	2,770	2,886	2,483
(=)	Total capitalization	($)	3,445	3,828	3,850	3,908	3,474
	Net debt	($)	952	1,143	1,080	1,022	991
(/)	Total capitalization	($)	3,445	3,828	3,850	3,908	3,474
(=)	Net debt-to-total capitalization	(%)	28%	30%	28%	26%	29%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings (loss), Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2018

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Personal Care					Corporate					Total
			Q1'18	Q2'18	Q3'18	Q4'18	YTD	Q1'18	Q2'18	Q3'18	Q4'18	YTD	Q1'18	Q2'18	Q3'18	Q4'18	YTD	Q1'18	Q2'18	Q3'18	Q4'18	YTD
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	76	—	—	—	76	8	—	—	—	8	(7)	—	—	—	(7)	77	—	—	—	77
(-)	Net gains on disposals of property, plant and equipment	($)	(1)	—	—	—	(1)	—	—	—	—	—	—	—	—	—	—	(1)	—	—	—	(1)
(+)	Litigation settlement	($)	—	—	—	—	—	—	—	—	—	—	2	—	—	—	2	2	—	—	—	2
(=)	Operating income (loss) before items	($)	75	—	—	—	75	8	—	—	—	8	(5)	—	—	—	(5)	78	—	—	—	78

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	75	—	—	—	75	8	—	—	—	8	(5)	—	—	—	(5)	78	—	—	—	78
(+)	Non-service components of net periodic benefit cost	($)	4	—	—	—	4	—	—	—	—	—	—	—	—	—	—	4	—	—	—	4
(+)	Depreciation and amortization	($)	61	—	—	—	61	18	—	—	—	18	—	—	—	—	—	79	—	—	—	79
(=)	EBITDA before items	($)	140	—	—	—	140	26	—	—	—	26	(5)	—	—	—	(5)	161	—	—	—	161
(/)	Sales	($)	1,100	—	—	—	1,100	262	—	—	—	262	—	—	—	—	—	1,362	—	—	—	1,362
(=)	EBITDA margin before items	(%)	13%	—	—	—	13%	10%	—	—	—	10%	—	—	—	—	—	12%	—	—	—	12%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2017

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Personal Care					Corporate					Total
			Q1'17	Q2'17	Q3'17	Q4'17	Year	Q1'17	Q2'17	Q3'17	Q4'17	Year	Q1'17	Q2'17	Q3'17	Q4'17	Year	Q1'17	Q2'17	Q3'17	Q4'17	Year
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	30	62	89	56	237	16	13	8	(564)	(527)	(8)	(13)	(12)	(5)	(38)	38	62	85	(513)	(328)
(+)	Impairment of goodwill	($)	—	—	—	—	—	—	—	—	578	578	—	—	—	—	—	—	—	—	578	578
(-)	Net gains on disposals of property, plant and equipment	($)	—	—	(4)	—	(4)	—	—	—	—	—	—	—	—	(9)	(9)	—	—	(4)	(9)	(13)
(-)	Reversal of contingent consideration	($)	—	—	—	—	—	—	—	—	—	—	—	—	(2)	—	(2)	—	—	(2)	—	(2)
(+)	Closure and restructuring costs	($)	—	—	—	—	—	—	—	—	2	2	—	—	—	—	—	—	—	—	2	2
(=)	Operating income (loss) before items	($)	30	62	85	56	233	16	13	8	16	53	(8)	(13)	(14)	(14)	(49)	38	62	79	58	237

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	30	62	85	56	233	16	13	8	16	53	(8)	(13)	(14)	(14)	(49)	38	62	79	58	237
(+)	Non-service components of net periodic benefit cost	($)	4	3	4	2	13	—	—	—	—	—	—	(1)	—	(1)	(2)	4	2	4	1	11
(+)	Depreciation and amortization	($)	64	63	63	64	254	16	16	17	18	67	—	—	—	—	—	80	79	80	82	321
(=)	EBITDA before items	($)	98	128	152	122	500	32	29	25	34	120	(8)	(14)	(14)	(15)	(51)	122	143	163	141	569
(/)	Sales	($)	1,073	999	1,054	1,090	4,216	247	238	251	260	996	—	—	—	—	—	1,320	1,237	1,305	1,350	5,212
(=)	EBITDA margin before items	(%)	9%	13%	14%	11%	12%	13%	12%	10%	13%	12%	—	—	—	—	—	9%	12%	12%	10%	11%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2018	2017
		Q1	Q1	Q2	Q3	Q4	Year
Pulp and Paper Segment
Sales	($)	1,100	1,073	999	1,054	1,090	4,216
Operating income	($)	76	30	62	89	56	237
Depreciation and amortization	($)	61	64	63	63	64	254
Paper
Paper Production	('000 ST)	739	709	715	745	724	2,893
Paper Shipments - Manufactured	('000 ST)	769	745	698	722	726	2,891
Communication Papers	('000 ST)	640	622	582	597	600	2,401
Specialty and Packaging Papers	('000 ST)	129	123	116	125	126	490
Paper Shipments - Sourced from 3rd parties	('000 ST)	28	29	26	29	25	109
Paper Shipments - Total	('000 ST)	797	774	724	751	751	3,000
Pulp
Pulp Shipments(a)	('000 ADMT)	374	453	383	424	462	1,722
Pulp Shipments mix(b):
Hardwood Kraft Pulp	(%)	4%	4%	3%	7%	5%	5%
Softwood Kraft Pulp	(%)	58%	67%	62%	61%	54%	61%
Fluff Pulp	(%)	38%	29%	35%	32%	41%	34%

Personal Care Segment
Sales	($)	262	247	238	251	260	996
Operating income (loss)	($)	8	16	13	8	(564)	(527)
Depreciation and amortization	($)	18	16	16	17	18	67
Impairment of goodwill	($)	—	—	—	—	578	578

Average Exchange Rates	$US / $CAN	1.264	1.323	1.344	1.253	1.272	1.297
	$CAN / $US	0.791	0.756	0.744	0.798	0.786	0.771
	€ / $US	1.229	1.066	1.100	1.175	1.178	1.130

(a)  Figures represent Pulp Shipments to third parties.

(b)  Percentages include Pulp Shipments to our Personal Care segment.

Note: The term “ST” refers to a short ton, and the term “ADMT” refers to an air dry metric ton.